(10) Material Contracts

(i) Acquisition Agreement between Florida Diet Services, Inc., Electronic Business Network, Inc. and Garland E. Harris dated December 3, 1998.

Entered into by and between the following parties:

      FLORIDA DIET SERVICES INC., ("FLDT") a Florida corporation, with its principal offices at: 2263 NW 2nd Avenue, Suite 202, Boca Raton, Florida 33431;

      ELECTRONIC BUSINESS NETWORK, INC., ("EBN") a Florida corporation presently engaged in advertising and related operations for the World Wide Web and the Internet; maintaining its principal offices at: 1207 Hampton Boulevard, N. Lauderdale, Florida 33068;

      GARLAND E. HARRIS, ("HARRIS") representing himself and RCC Communications, Inc., as the owners of 100% of the Capital Stock of EBN.

NOW, THEREFORE, in consideration of the promises and the mutual and dependent covenants hereinafter contained, the parties hereto represent, warrant, covenant and agree as follows:

ARTICLE I

      1.1 Plan of Acquisition. The Plan consists of the acquisition by FLDT of all of the issued and outstanding shares of Capital Stock of EBN, in a contemplated tax-free exchange for the issuance by FLDT to EBN shareholders of 3,000,000 shares of FLDT's authorized but presently unissued $0.001 par value Common Stock. issuance of the foregoing shares shall be made at such time as all of the terms and conditions set forth in this Agreement are satisfied.

As an added inducement to EBN shareholders to enter into this Transaction,. Garland E. Harris, President and Director of EBN shall be elected to the board of directors, and as President of FLDT upon the execution of this Agreement. Mr. Willis Hale shall simultaneously be elected to serve as a member of the Board of Directors.

      1.2 Agreement to Consummate Transaction. Subject to the terms and conditions of this Agreement, FLDT and EBN agree to consummate or cause to be consummated the transaction contemplated hereby ("Transaction"), and agree that the consummation of the Transaction is conditional upon the compliance with all of the terms and conditions hereinstated.

      1.3 Shareholder Approvals. Both parties shall obtain such shareholder approvals, if any, which may be required under the laws of their respective domiciles for the issuance of the shares as contemplated hereby.

      1.4 Closing. Unless otherwise necessitated by subsequent occurrences, the parties contemplate that this Agreement shall take effect immediately upon its execution, and that the exchange of Certificates representing the respective shares of each of the parties shall take place within a reasonable period of time as may be necessitated by third party performance.


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      1.5 Consummation of Transactions. If at the closing no condition exists which would permit any of the parties to terminate this Agreement, or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then and thereupon the parties will execute any required documents to effectuate the transaction.

      1.6 Acquisition of Shares. Upon and subject to the terms and conditions herein stated, the Shareholder of EBN shall acquire all rights title and interests in and to the previously described shares of the common Stock of FLDT.

      1.7 Consideration, Issuance and Delivery of Stock. In consideration of the delivery of all the issued and outstanding shares of the Capital Stock of EBN to FLDT, and compliance by EBN with its warranties and undertakings contained herein, FLDT shall deliver certificates representing the aggregate of 3,000,000 shares of FLDT Common Stock. All shares issuable pursuant to this Agreement will be investment stock, and are subject to all restrictions upon resale, assignment and transfer as may be imposed under the Securities Act of 1933, as amended; and when so issued and delivered, such shares, each with an appropriate legend thereupon, shall be fully paid and non-assessable. As a condition precedent to the issuance of the certificates, EBN undertakes to provide duly executed Investment Letters form each person in whose name any of the aforementioned shares shall be issued.

      1.8 Reverse Reorganization/Dilution. The parties acknowledge that, except with the prior written consent of the present control shareholders, during a period of two years from the execution hereof, FLDT will not effect a reverse recapitalization or otherwise dilute the outstanding shares as of the date of this Agreement, other than for the issuance of shares in an exchange for valuable assets.

      1.9 Present Capitalization. The parties acknowledge that FLDT's present authorized capitalization consists of Twenty-Five (25,000,000) Million shares of Common Stock, each of the par value of $0.001, and Five (5,000,000) Million no par value shares of Preferred Stock.

ARTICLE II

Representations and Warranties

      The parties mutually represent and warrant to the other as follows:

      2.1 Organization and Good Standing. that each is a corporation duly organized, validly existing and in good standing under the laws of their respective states of incorporation; and each has the corporate power to acquire or otherwise enter into a business combination with another enterprise and to carry on its business as it is now being conducted. Copies of Certificates of Incorporation, all amendments, and the corporate By-Laws of each shall be delivered to the representative of the other party within fifteen (15) days form the execution of this Agreement. The parties acknowledge that FLDT's Certificate of Incorporation, all Amendments thereto and


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the Corporate By-laws, as presently in effect are contained in its 15c2-11
Information and Disclosure Statement, on file with the National Association of Securities Dealers, Inc. and the SEC.

      2.2 Authority. Each party has the corporate power to enter into this Agreement and carry out the transactions contemplated hereby. The execution, delivery and performance of the Agreement will have been duly and validly authorized and adopted by resolution of the respective Board of Directors; and this Agreement and the consummation of the Plan of Acquisition will have been duly and validly authorized and approved by all necessary corporate action and this Agreement will be legally binding, and enforceable in accordance in with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditor's rights generally from time to time in effect and subject to principles of equity, which may affect the availability of remedies with respect thereto. To the best knowledge of the parties, the entering into this Agreement and its consummation of the Transaction will not violate the provisions of (i) any applicable laws of the United States or any other state or jurisdiction in which each does business;
(ii) their Certificates of Incorporation or By-Laws; or (iii) any judgment or decree requiring the obtaining of permits, approvals, consents, authorizations and modifications referred to in Section 4.3 hereof. Further, no default or breach will occur in any material respect by virtue of the Plan of Acquisition under any material contract, agreement, mortgage, indenture or other instrument, of which either of the parties is a part or by which it is bound, and no material right under any such existing contract, agreement, mortgage, indenture or other instrument will be extinguished by virtue of the Agreement.

      2.3 Absence of Material Changes. Except as permitted or contemplated by this Agreement or otherwise disclosed, there has not been any material changes in the financial or operating condition of either party.

      2.4 Litigation. To the best knowledge of management of both parties hereto, there are no judicial or administrative actions, suits, proceedings or investigations pending, or threatened, against which might result in any material change in their respective condition (financial or other), properties, assets, business, operations or prospects of either party; or in any material liability, or which question the validity of this Agreement, or of any action taken or to be taken in connection herewith. There are no citations, fines or penalties heretofore asserted against the parties under any federal, state or local law relating to air or water pollution, or other environmental protection matters, or relating to occupational health or safety.

      2.5 Disclosing of Material Information. Neither this Agreement nor any exhibit hereto contains any untrue statement or material fact, or admits to state a material fact necessary to make the statements herein or therein not misleading, relating to the business or affairs of each party hereto. There is no fact known that materially adversely affects the business conditions (financial or otherwise) or other prospects of either party, which has not been set forth herein or otherwise disclosed.

ARTICLE III


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Covenants of the Parties

Each party covenants with the other as follows:

      3.1 Negative covenants. From the date of this Agreement, neither party will

            3.1-1 Engage in any activities or transactions which will be detrimental to the interests of its shareholders, other than conduct its normal course of business;

            3.1-2 Engage in any activities or transactions which would be adverse to the interests of the shareholders of the other.

      3.2 Affirmative covenants. Each party will do, or has done the following:

            3.2-1 If required by the laws of their respective states of incorporation, have obtained the required consent of their shareholders to proceed with the Acquisition Agreement;

            3.2-2 Use its best efforts to enhance the business organization and retain the services of its officers, employees and "key" consultants;

            3.2-3 Afford to the officers, attorneys, accountants and other authorized representatives of the other party, full and free access to its properties, books, tax returns and records, to provide a full and fair opportunity to make such investigations as deemed necessary of the affairs of the other party.

            3.2-4 Promptly advise the other in writing of any materially adverse change in the financial condition, business, operations or key personnel, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other arrangement which, if in effect on the date of this Agreement, should have been included in this Agreement;

            3.2-5 Use its best efforts to accomplish all actions necessary to consummate the Plan of Acquisition, including the satisfaction of all the conditions set forth in this Agreement.

ARTICLE IV
Mutual Conditions

Neither party will be obligated to complete or cause to be completed the transactions contemplated by this agreement unless the following conditions, and any which may be set forth as a Schedule if annexed hereto as an integral part hereof, have been met:

      4.1 Absence of Restraint. No order to restrain, enjoin or otherwise prevent the consummation of this Agreement, or the transactions contemplated herein shall have been entered by any court or administrative body, and no proceeding to obtain any such order shall have been commenced or shall be threatened.

      4.2 Absence of Termination. The obligations to consummate the transactions contemplated hereby shall not have been canceled pursuant to sections 6.1.

      4.3 Required Approvals. Each party shall have received all such approvals, consents, authorizations or modifications as may be required to permit the specific performance of their respective obligations under this Agreement, and the consummations of the transactions herein


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contemplated (whether for governmental authorities or other persons), and each party shall have received any and all permits and approvals from any regulatory authority having jurisdiction required for the lawful consummation for the Plan of Acquisition.

      4.4 Compliance - Securities Laws. The parties hereto acknowledge that all of the shares of Common Stock to be issued by FLDT in the consummation of this Agreement are and shall be "restricted" shares under the Securities Act of 1933, as amended. Each share shall have the following or similar restrictive legend upon the face and or the reverse:

      "The shares represented by this Certificate have not been registered under the Securities Act of 1933. The shares have been acquired for Investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these shares under the Securities Act of 1933 or an opinion of the Company's counsel that registration is not required under said Act."

All shareholders of EBN shall execute an appropriate Investment Letter indicating that:

      (i) such shareholder is acquiring the shares of FLDT by virtue of this business combination, will hold same as an investment, and does not then have a present intention to sell, transfer or otherwise engage in a distribution of such shares: and

      (ii) any future sale or transfer shall only be made pursuant to an effective SEC Registration Statement covering said shares, or pursuant to the provisions of Rule 144 or other applicable exemption from registration, as promulgated under the Act.

ARTICLE V
Conditions to Obligations

Neither party shall be obligated to complete or cause to be completed the transactions contemplated by this Agreement unless the following conditions have been met:

      5.1 Compliance with Representations, Warranties and Covenants. I) All of the representations and warranties contained in this Agreement are true and shall be true in all material respects at and as of the date hereof; ii) Each party shall have complied with and performed all of the covenants contained in this Agreement to be performed by them; iii) evidence of compliance shall be by appropriate schedules to be attached hereto and incorporated by reference and certified as correct by the President of EBN.

      5.2 Tax Opinion. If necessitated by the nature of the transaction, both parties shall have received from their respective accountants, a letter to the effect that in their opinion the income tax consequences of the Agreement to be substantially as follows:

            5.2-1 No gain or loss will be recognized by the shareholders of either party upon receipt of the shares as provided for in the Agreement;


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            5.2-2 The tax basis of the shares of stock received will be the value placed upon said shares by the determination pursuant hereto of the value of the transaction.

      5.3 Opinion of counsel. The parties shall have received opinion letters from their respective counsel that:

            5.3-1 The respective party is a corporation, validly, organized, legally existing and in good standing under the laws of the state of its incorporation, and is authorized to conduct business in each jurisdiction in which may be applicable; and has full corporate power and authority to own its properties and to conduct its business as it is being conducted;

            5.3-2 Each operating subsidiary corporation, if any, is validly organized, legally existing and in good standing under the laws of the jurisdiction in which domiciled, with full corporate power and authority to own its properties and to conduct its business operations;

            5.3-3 The respective party has the full corporate power to carry out the transactions contemplated herein; this Agreement has been duly executed and delivered and all necessary corporate action has been taken by the respective Boards of Directors and shareholders.

ARTICLE VI
Miscellaneous

      6.1 Termination. This Agreement may not be terminated or canceled, and the transaction abandoned except:

            6.1-1 By mutual consent of the Board of Directors of both parties;
or

            6.1-2 By either party in the event that any of the conditions specified in this Agreement (including any Schedules annexed hereto and made an integral part hereof) by which the other party shall not have performed a stated obligation to the satisfaction of the party seeking to terminate the Agreement within any specific time as may be contemplated by the Agreement.

      6.2 Effect of Termination. If this Agreement is terminated, this Agreement, except as to Sections 6.3 and 6.4, shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or shareholders provided, however, that in the case of a termination without case by a party or a termination pursuant to
Section 6.1 hereof because of prior material default under or material breach of this Agreement by another party, except in the case of deliberate fraud and misrepresentation, including the intentional omission of a material fact, neither party shall be responsible for the damages (including attorneys fees and related costs) incurred by the other party hereto. All cash funds paid by either party to the other, if any, shall be deemed liquidated damages and are not refundable in the event that this Agreement is terminated for any reason whatsoever.


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      6.3 Return of Information; Confidentiality. In the event this Agreement is terminated or the Plan of Acquisition is not consummated for any reason, the parties agree that all written information and documents supplied by either to each other shall be promptly returned to the other party at its request, and each party shall each use its best efforts to cause confidential information to continue to be treated as confidential and shall refrain from disclosure to any third parties.

      6.4 Costs and Expenses. Unless otherwise specifically provided for, all costs and expenses incurred in connection with satisfying their respective obligations under this Agreement will be paid by the party incurring the expenses. In the event of a termination of this Agreement, pursuant to Article VI, each party will bear their own expenses.

      6.5 Extension of Time; Waivers. At any time:

            6.5-1 Either party may extend the time for the performance of the obligations or other as required by the other party, or (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto by the parties to the other, and (iii) waive compliance with any of the agreements or conditions herein to be performed by the other party. All performance waivers hereunder shall be in writing and signed by the waiving party.

      6.6 Reliance of Counsel. In rendering any opinion referred to herein, counsel for the parties may rely upon factual matters, certificates of public officials and corporate officers, opinions of corporate general counsel, and such other evidence as counsel may reasonably deem appropriate; and as to matters governed by laws of jurisdictions other than the United States or the state in which said counsel is located, an opinion of local counsel in jurisdictions, which counsel shall be satisfactory to the other parties in the exercise of their reasonable judgment.

      6.7 Notices. All notices by both parties to the other shall be in writing, delivered by the U.S. Postal Service (certified, registered or overnight express) with return receipt requested and addressed to the respective party at the address stated hereinabove, or such other address as may hereafter be provided and such change of address be acknowledged. Notice may be delivered by private carrier -- express or overnight delivery, with written proof of receipt required.

      6.8 Amendment. This Agreement may only be altered, changed or modified by an amendment in writing, which has been submitted to and approved by the board of directors and or shareholders of the respective parties.

      6.9 Assignment. The benefits and obligations hereunder shall inure to the benefit of the parties and their successors in interest, including the heirs, executors, legal representatives, successors and assigns. Notwithstanding the foregoing, this Agreement, and the obligations hereunder, may only be assigned by the written consent of the other party.

      6.10 Change of Name. In contemplation of this Agreement, on December 2, 1998, FLDT has filed the appropriate documentation to effect a change in its corporate name to


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www.eBIZnet.com.Inc.. Notice to the NASD (OTC Bulletin Board) and other regulatory authorities, together with appropriate documentation shall be immediately filed to inform said organization of the Acquisition described hereinabove, and the change of corporate name.

      6.11 Miscellaneous

            6.11-1 Entire Agreement. This Agreement is the entire agreement between the parties and supersedes all prior oral and written agreements with regard to the subject matter hereof. All provisions of this Agreement shall survive until such time as all conditions, whether their required performance is contemporaneous or subsequent, shall have been completed as required hereunder.

            6.11-2 Effective Date. This Agreement shall take effect only upon its proper execution by duly authorized representatives of both parties. No obligation hereunder shall arise until such time as this Agreement is so duly executed.

            6.11-3 Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original and all of which, taken together, shall constitute one and the same instruments.

            6.11-4 Facsimile Signatures. The electronically transmitted facsimile signatures of one or more signatories hereto shall for all purposes hereunder be deemed an original.

            6.11-5 Surviving Clauses. The parties hereto specifically agree that those provisions contained herein that by their nature require subsequent or continuing performance, shall survive and shall be fully enforceable hereunder by appropriate legal remedies.

            6.11-6 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, pursuant to the laws of the State of Florida.

            6.11-7 Titles and Captions. The titles and captions of the Sections and paragraphs of this Agreement are included solely for convenience or reference, and shall have no effect upon the constructions or meanings of this Agreement.


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IN WITNESS WHEREOF, the parties hereto have executed this nine (9) page
Agreement as of the ___ day of December 1998

WITNESS:                                  Florida Diet Services Inc.

__/s/_________                            By: /s/ Sharleen B. Glass, Pres.
                                          Sharleen B. Glass, President

WITNESS:                                  Electronic Business Network, Inc.
                                          By: /s/ Garland E. Harris, Pres.
                                          Garland E. Harris, President

                                          EBN Shareholders
                                          /s/ Garland E. Harris
                                          Garland E. Harris, Individually, and
                                          Acting for RCC Communications Inc.


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